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Exhibit 99 (a)




Excellence in Electronics, Telecommunications, Automotive, Publishing
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                                  NEWS RELEASE

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
FOR IMMEDIATE RELEASE   CONTACT: INVESTORS: STEPHEN J. SMITH        MEDIA: MELODYE DEMASTUS
                                            VICE PRESIDENT AND             MELROSE CONSULTING
                                            TREASURER                      (614) 771-0860
                                            (614) 791-3101
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                 INSILCO HOLDING CO. SELLS ROMAC METALS DIVISION

         COLUMBUS, OHIO, AUGUST 24, 1999 - INSILCO HOLDING CO. (OTC BULLETIN
BOARD: INSL) today reported that it had sold its Romac Metals division to Somerset, New Jersey-based Acme Tube, Inc., a member of the Premiere Pipe and Tube Group. Romac, headquartered in Troutman, North Carolina, employs 130 associates and is a manufacturer of specialty stainless steel tubing used in a variety of applications. Financial terms of the transaction were not disclosed.

         David A. Kauer, Insilco President and CEO, said, "As we previously reported, our intent is to refine our strategic focus on key businesses within our automotive and technologies segments. Romac has been manufacturing high-quality tubing for years, however, we determined that Romac does not fit with our strategy. We appreciate the loyalty and dedication of Romac employees and wish them the best in the future."

         Insilco Holding Co., based in suburban Columbus, Ohio, is a diversified manufacturer of industrial components and a supplier of specialty publications. The Company's industrial business units serve the automotive, electronics, telecommunications and other industrial markets, and its publishing business serves the school yearbook market. It had revenues in 1998 of $535.6 million.

Investor Relations Contact: Stephen Smith (614) 792-3101 or write to Insilco Holding Co., Investor Relations, 425 Metro Place North, Box 7196, Dublin, OH 43017 or call Melodye Demastus, Melrose Consulting (614) 771-0860. You may also visit our web site at http://www.insilco.com.